
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         MAR-31-1997
<CASH>                                               453,264
<SECURITIES>                                         1,923,032
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               1,158,106
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       8,369,107<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              1,210,000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           6,945,688
<TOTAL-LIABILITY-AND-EQUITY>                         8,369,107<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     435,791<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     324,678<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   118,095
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (2,048,112)<F5>
<EPS-PRIMARY>                                        (40.55)
<EPS-DILUTED>                                        000

<F1>Included in total assets is $4,709 of tenant security  deposits,  $4,645,508 of Investments in Local Limited Partnerships, $6,092 of replacement reserve escrow, $10,230 of Mortgagee escrow deposits $86,209 in bond trusts, $48,369 of deferred charges, and $33,588 of other assets. <F2>Included in total liability and equity are $58,847 of minority interest in the Local Limited Partnership, Accounts payable and accrued expenses of $46,346, Accounts payable to affiliate of $34,790, Accrued interest of $68,819 and tenant security deposits payable of $4,617. <F3>Total revenue includes $151,516 of investment revenue, $227,492 of rental revenue, and $56,783 of other revenue. <F4>Included in other expenses is an adjustment to the provision for valuation of investments in Local Limited Partnerships of $(137,073), $100,691 of amortization, $207,292 of general and administrative expenses, $42,547 of depreciation and $111,221 of rental operations. <F5>Net income reflects Equity in losses of Local Limited Partnerships of $2,041,502 and $372 of minority interest.

